Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

Investors: Investors may submit questions to investors@morningstar.com or by fax to
312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar Appoints Kunal Kapoor President of Morningstar Investment Services

CHICAGO, July 10, 2007—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced that Kunal Kapoor, CFA, has been named president of Morningstar Investment Services, Inc. (MIS), a registered investment advisor and wholly owned subsidiary of Morningstar. Kapoor, who most recently served as director of business strategy for Morningstar’s international operations, replaces Art Lutschaunig, who is leaving the company.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Kunal is an outstanding leader who brings a unique set of skills to our investment services unit. He started his career at Morningstar as a data analyst, then became a mutual fund analyst, and was later named director of our fund analyst team. He also served as a senior research analyst for Morningstar Investment Services. He has held several key positions at Morningstar and in the last year played a significant role in our acquisitions of Aspect Huntley in Australia and Standard & Poor’s mutual fund data business. Kunal’s investment knowledge, business development experience, and leadership qualities make him an excellent choice for this important job.”

Mansueto added, “I’d like to thank Art for his efforts during the past four years as head of MIS and wish him the best in his new endeavors.”

Before being named president of Morningstar Investment Services, Kapoor was director of business strategy for Morningstar’s international operations. He joined the company in 1997 and became a fund analyst in 1998. In 2001 he joined Morningstar Investment Services as a senior research analyst. He was named editor of Morningstar Mutual Funds, the company’s flagship publication, in 2003, and in 2004 was appointed director of mutual fund analysis, where he led Morningstar’s team of mutual fund analysts.

Kapoor holds a bachelor’s degree in economics and environmental policy from Monmouth College and a master’s degree in business administration from The University of Chicago Graduate School of Business. He also holds the Chartered Financial Analyst (CFA) designation and is a member of the Investment Analysts Society of Chicago.

About Morningstar, Inc. and Morningstar Investment Services, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 230,000 investment offerings, including stocks, mutual funds, separate accounts, hedge funds, and similar vehicles. The company has operations in 16 countries and minority ownership positions in companies based in three other countries.

Morningstar Investment Services, Inc., is a registered investment advisor and wholly owned subsidiary of Morningstar, Inc.  Morningstar Investment Services had approximately $1.9 billion in assets under management as of March 31, 2007. More than 1,300 financial advisors use the company’s Managed Portfolios service, a fee-based discretionary asset management program that includes a series of mutual fund and ETF portfolios tailored to different investment time horizons and risk levels.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

©2007 Morningstar, Inc.  All rights reserved.

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